PRESS RELEASE

Media contact:
Liz Flynn
Verticalnet, Inc.

eflynn@verticalnet.com

Verticalnet Reports Financial Results for the Second Quarter of 2007

MALVERN, PA – August 14, 2007 — (BUSINESS WIRE) -Verticalnet, Inc. (Nasdaq:VERT), a leading provider of on-demand supply management solutions, today announced results for its second quarter ended June 30, 2007.

Revenues for the quarter ended June 30, 2007 were $3.4 million, as compared to $4.2 million for the quarter ended June 30, 2006. Verticalnet’s net loss for the quarter ended June 30, 2007 was $2.9 million, or ($0.24) per share as compared to a net loss of $13.3 million, or ($1.75) per share, for the quarter ended June 30, 2006. Adjusted net loss from operations(a) for the quarter ended June 30, 2007 was $732,000, or ($0.06) per share as compared to an adjusted net loss from operations(a) of $2.4 million, or ($0.31) per share, for the quarter ended June 30, 2006. For the quarters ended June 30, 2007 and 2006, weighted-average shares outstanding were approximately 12.1 million and 7.6 million shares, respectively.

Total operating expenses, including cost of revenues, for the quarter were $5.1 million, which included non-cash charges for stock based compensation of $45,000 and amortization and depreciation expense of $438,000, as compared to $17.3 million for the second quarter of 2006, which included a non-cash impairment charge for goodwill and other intangibles of $9.9 million, stock based compensation of $584,000 and amortization and depreciation expense of $582,000. Excluding these non-cash charges, total operating expenses would have decreased by 27% for the quarter ended June 30, 2007 compared to the same period in 2006.

Billings(b) for the quarter ended June 30, 2007 were $4.0 million compared to $4.9 million for the comparable period last year.

Total software and software related revenues of $1.7 million for the second quarter of 2007 represented a decrease of 12% compared to the same period in 2006. Revenues for the quarter were impacted by the lack of any significant channel-driven European software transactions, which have provided significant billings and revenues over the past several quarters. We believe the reduction of revenues from European channels represents delayed timing of deal closings rather than a change to these European channel relationships. We expect these channel relationships to provide additional revenue in future quarters. In addition, software revenues from legacy products have greatly reduced since last year which has impacted software revenues modestly while allowing for significant reduction in operating expenses required to support these legacy products.

Services revenues for the second quarter of 2007 were $1.8 million as compared to $2.3 million for the comparable period in the prior year. The decline in service revenues were driven by an approximate decline of $600,000 in revenues from two of Verticalnet’s largest historical customers. Revenue from these two large historical customers accounted for 14% of total revenue in the second quarter of 2007 as compared to 23% of revenues in the second quarter of 2006.

During the quarter ended June 30, 2007, Verticalnet continued its efforts to reduce its overall cost structure through product line rationalization and organizational realignment. As a result of these measures, the Company achieved significant reductions in cost of revenues and operating expenses for the three months ended June 30, 2007 versus the same period in 2006. Compared to the same period in 2006, cost of revenues declined by 22%, and total operating expenses, including cost of revenues and excluding the non-cash charges for goodwill and other intangibles, declined overall by 31% or $2.3 million.

In May 2007, Verticalnet executed a source code license agreement with a third party with respect to a legacy product which is not core to the Company’s forward strategic goals. The financial terms of the transaction include that the Company will be paid up to $1.0 million in license and service fees, including a payment of $700,000 at execution of the source code license agreement, $100,000 due within sixty days thereafter, and $200,000 due within one year after the execution of the source code license agreement. The Company recorded this transaction as part of interest and other (income) expense, net.

Total deferred revenues as of June 30, 2007 were $4.6 million which was consistent with the deferred revenue balance at December 31, 2006. Cash balance as of June 30, 2007 was $1.2 million, decreasing by $1.6 million as compared to the cash balance of $2.8 million as of December 31, 2006. Verticalnet paid $549,000 in cash for debt service during the quarter ended June 30, 2007. Current liabilities increased to $15.6 million as of June 30, 2007 as compared to $11.6 million as of December 31, 2006, due to the April 1, 2008 maturity of $5.2 million in the principal amount of our outstanding Discount Note. Verticalnet has until December 31, 2007 to exercise an option to extend the maturity date of the Discount Note to September 30, 2008. In the event we exercise this option, the principal amount of the Discount Note will increase by $575,000.

During the second quarter, Verticalnet signed 23 new customer contracts, including two new software customers and two renewals of key customer relationships. In addition, two software pilots for new customers were initiated during the quarter. Since the end of the second quarter, the Company has signed four additional software contracts, including two new customers, one renewal of an existing relationship and one large European pilot.

“Our focus on our core on-demand business has resulted in the addition of new customers and additional services to existing customers,” stated Nathanael V. Lentz, President and CEO of Verticalnet. “Over the past year we have continued our migration away from legacy products and customers that historically represented a high percentage of our revenue, while significantly reducing costs associated with these products. The result is a business which is predominantly represented by customers using our on-demand XE Supply Management Suite and related services. Looking forward, our focus is on securing capital sufficient to address our capital requirements while providing a stable platform upon which to build on the business we have today.”

(a)	Adjusted net loss from operations is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe that adjusted net loss from operations provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate adjusted net loss from operations in the same manner, and adjusted net loss from operations as presented by Verticalnet may not be comparable to adjusted net loss from operations presented by other companies. Included, following the financial statements, is a reconciliation of net loss to adjusted net loss from operations that should be read in conjunction with the financial statements.

(b)	Billings represents all invoices billed to customers during the quarter.

(c)	Software bookings represent all software and software related agreements entered into during the referenced period with new or existing customers.

About Verticalnet, Inc.

Verticalnet is a leading provider of on-demand supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about channel relationships providing additional revenue in future quarters, any increase in the outstanding principal amount of the discount note upon exercise of the option by the Company, continuing to make progress in the growth of core revenue and the management of costs, securing additional capital to address our operating requirements, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipated,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on The Nasdaq Capital Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, which have been filed with the SEC. Verticalnet is making these statements as of August 14, 2007 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of
Vert Tech LLC

Public Relations contact:	Investor Relations Contact:
Liz Flynn	Jonathan T. Cohen
Verticalnet, Inc.	Verticalnet, Inc.
610-240-0600	610-240-0600
Investorrelations@verticalnet.com	Investorrelations@verticalnet.com

Verticalnet, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Software and software related	$1,660	$1,890	$3,219	$3,431
Services	1,756	2,295	3,614	4,670

Total revenues	3,416	4,185	6,833	8,101

Cost of revenues:
Cost of software and software related	351	575	708	1,173
Cost of services	1,167	1,432	2,274	3,084
Amortization of acquired technology and customer contracts	250	249	500	496

Total cost of revenues	1,768	2,256	3,482	4,753

Gross profit	1,648	1,929	3,351	3,348

Operating expenses:
Research and development	1,004	1,398	1,987	2,873
Sales and marketing	1,292	1,899	2,632	3,834
General and administrative	978	1,688	2,369	3,338
Litigation and settlement costs	—	8	—	1,026
Restructuring charges (reversals)	—	(22)	—	216
Impairment charge for goodwill	—	9,877	—	9,877
Amortization of other intangible assets	86	201	202	459

Total operating expenses	3,360	15,049	7,190	21,623

Operating loss	(1,712)	(13,120)	(3,839)	(18,275)
Interest and other expense, net (1)	1,149	191	1,531	344

Net loss	(2,861)	(13,311)	(5,370)	(18,619)
Preferred stock dividends	37	—	37	—

Net loss applicable to common shareholders	$(2,898)	$(13,311)	$(5,407)	$(18,619)

Adjusted net loss from operations (3)	$(732)	$(2,356)	$(2,612)	$(5,383)

Basic and diluted loss per common share: (2)
Net loss	$(0.24)	$(1.75)	$(0.48)	$(2.52)

Adjusted net loss from operations (3)	$(0.06)	$(0.31)	$(0.23)	$(0.73)

Weighted average common shares outstanding:
Basic and diluted (2)	12,083	7,597	11,202	7,389

(1) During the three and six months ended June 30, 2007 and 2006, the Company recorded a benefit from changes in the fair value of derivative liabilities as well as interest expense and accretion on its long-term debt.

(2)	During the three and six months ended June 30, 2007 and 2006, the diluted earnings per share calculation was the same as the basic earnings per share calculation as all potentially dilutive securities were anti-dilutive.

(3)	See “Reconciliation of GAAP Results to Non-GAAP Results and Other Financial Data” elsewhere in this press release.

Verticalnet, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,238	$2,809
Accounts receivable, net	4,386	3,877
Prepaid expenses and other current assets	1,291	778

Total current assets	6,915	7,464
Property and equipment, net	738	920
Goodwill	9,743	9,709
Other intangible assets, net	1,495	2,184
Other assets	242	416

Total assets	$19,133	$20,693

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt, convertible notes, and non-current liabilities	$6,196	$2,170
Accounts payable and accrued expenses	5,641	5,698
Deferred revenues	3,735	3,756
Total current liabilities	15,572	11,624
Warrant liabilities	3,500	—
Long-term debt, convertible notes, and non-current liabilities	957	6,127

Total liabilities	20,029	17,751
Redeemable Series B convertible preferred stock	90	—
Shareholders’ equity (deficit)	(986)	2,942

Total liabilities and shareholders’ equity	$19,133	$20,693

Verticalnet, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2007	2006	2007	2006
Operating activities:
Net loss	$(2,898)	$(13,311)	$(5,407)	$(18,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	438	582	914	1,232
Stock-based compensation	45	584	124	1,064
Impairment of goodwill	—	9,877	—	9,877
Accretion of promissory notes and non-cash interest	158	616	402	1,043
Change in the fair value of derivative liabilities	(40)	(694)	(159)	(1,201)
Change in the fair value of warrant liabilities	1,590	—	1,590	—
Amortization of deferred financing costs	40	136	99	256
Preferred stock dividends	37	—	37	—
Other non-cash items	—	—	—	9
Change in assets and liabilities, net of effect of acquisition:
Restricted cash	—	211	—	—
Accounts receivable	(554)	(2,095)	(509)	(189)
Prepaid expenses and other assets	(79)	112	141	317
Accounts payable and accrued expenses	(222)	850	194	1,738
Deferred revenues	(254)	667	(3)	675
Net cash used in operating activities	(1,739)	(2,465)	(2,577)	(3,798)

Investing activities:
Capital expenditures	(10)	(21)	(29)	(66)
Acquisition related payments	—	—	—	(57)
Restricted cash	—	—	—	155

Net cash provided by (used in) investing activities	(10)	(21)	(29)	32

Financing activities:
Principal payments on long-term debt and obligations under capital leases	(549)	(207)	(919)	(342)
Proceeds from issuance of senior subordinated discount notes, net	—	3,677	—	3,677
Proceeds from issuance of preferred stock, net	1,954	—	1,954	—
Proceeds from exercise of restricted stock units	—	6	3	8

Net cash provided by financing activities	1,405	3,476	1,038	3,343

Effect of exchange rate fluctuation on cash and cash equivalents	(4)	11	(3)	20

Net increase (decrease) in cash and cash equivalents	(348)	1,001	(1,571)	(403)
Cash and cash equivalents — beginning of period	1,586	3,172	2,809	4,576

Cash and cash equivalents — end of period	$1,238	$4,173	$1,238	$4,173

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$193	$14	$393	$129
Supplemental schedule of non-cash investing and financing activities
Financed insurance policies	$173	$169	$570	$663
Conversion of and payment on senior convertible promissory notes and accrued interest into/with common stock	555	1,057	1,307	2,063
Capital expenditures financed through capital lease arrangements	—	(2)	—	42

Reconciliation of GAAP results to non-GAAP results and Other Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2007	2006	2007	2006
Revenues:
Software and software related	$1,660	$1,890	$3,219	$3,431
Services	1,756	2,295	3,614	4,670

Total revenues	3,416	4,185	6,833	8,101
Total cost of revenues	1,768	2,256	3,482	4,753

Gross profit	1,468	1,929	3,351	3,348
Total operating expenses	3,360	15,049	7,190	21,623

Operating loss	(1,712)	(13,120)	(3,839)	(18,275)
Interest and other expense, net	1,149	191	1,531	344

Net loss	(2,861)	(13,311)	(5,370)	(18, 619	)
Preferred stock dividends	37	—	37	—

Net loss applicable to common shareholders	(2,898)	(13,311)	(5,407)	(18, 619	)
Non-GAAP adjustments:
Amortization of intangible assets	336	450	702	955
Restructuring charges (reversal)	—	(22)	—	216
Stock-based compensation	45	584	124	1,064
Accretion of promissory notes and non-cash interest	158	616	402	1,043
Amortization of deferred financing costs	40	136	99	256
Preferred stock dividends	37	—	37	—
Change in fair value of warrant liabilities	1,590	—	1,590	—
Litigation costs	—	8	—	1,026
Impairment charge for goodwill	—	9,877	—	9,877
Change in the fair value of derivative liabilities	(40)	(694)	(159)	(1,201)

Adjusted net loss from operations	$(732)	$(2,356)	$(2,612)	$(5,383)

Basic and diluted loss per common share:
Net loss	$(0.24)	$(1.75)	$(0.48)	$(2.52)

Adjusted net loss from operations	$(0.06)	$(0.31)	$(0.23)	$(0.73)

Weighted average common shares outstanding:
Basic and diluted	12,083	7,597	11,202	7,389

Key Metrics	Three months ended June 30,
	2007	2006
Total billings	$3,976	$4,906
Software bookings	1,869	855